Ex. 10.5
HAMPTON ROADS BANKSHARES, INC.

Nonqualified Stock Option Agreement

THIS AGREEMENT dated as of the 22nd day of August 2014, between Hampton Roads Bankshares, Inc., a Virginia corporation (the “Company”), and [●] (“Participant”), is made pursuant and subject to the provisions of the Hampton Roads Bankshares, Inc. 2011 Omnibus Incentive Plan (the “Plan”).  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.           Grant of Option.  Pursuant to the Plan, the Company hereby grants to Participant, on the date hereof (the “Award Date”), subject to the terms and conditions of the Plan and subject further to the terms and conditions of this Agreement, the right and option (“Option”) to purchase [●] ([●]) whole shares of Common Stock at the exercise price of $[●] per share (“Exercise Price”), being not less than the Fair Market Value per share of Common Stock on the Award Date. This Option shall be exercisable as hereafter provided.  This Option is a nonqualified stock option.

2.           Terms and Conditions.  This Option is subject to the following terms and conditions:

(a) Exercisability of Option.  This Option shall be exercisable with respect to (i) one-quarter (25.00%) of the shares subject to the Option on the first anniversary of the Award Date, (ii) an additional one-quarter (25.00%) of the shares subject to the Option on the second anniversary of the Award Date, (iii) an additional one-quarter (25.00%) of the shares subject to the Option on the third anniversary of the Award Date, and (iv) the remaining one-quarter (25.00%) of the shares subject to the Option on the fourth anniversary of the Award Date, provided that, with respect to each of clause (i) – (iv) of the foregoing, Participant has been continuously employed by the Company or a Company subsidiary from the Award Date to such anniversary of the Award Date.   In addition, this Option shall be exercisable with respect to 100% of the shares subject to this Option upon a Change in Control (as defined below), provided that Participant has been continuously employed by the Company or a Company subsidiary from the Award Date to the date of such Change in Control.

(b)           Expiration Date.  This Option shall terminate on the seventh anniversary of the Award Date (the “Expiration Date”).  This Option may not be exercised on or after the Expiration Date.

(c)           Exercise of Option.  Except as provided in paragraphs 3, 4, 5 and 6, the Option is exercisable, in whole or in part, with respect to the total number of shares for which it has become exercisable under paragraph (a) above.  To the extent the Option becomes exercisable, it shall continue to be exercisable until the earlier of termination of Participant’s rights hereunder or until the Expiration Date.  A partial exercise of the Option shall not affect Participant’s right to exercise the Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

(d)           Method of Exercising and Payment for Shares.  The Option shall be exercised by written notice delivered to the attention of the Company’s Corporate Secretary at the Company’s principal office at 641 Lynnhaven Parkway, Virginia Beach, VA 23452.  The written notice shall specify the number of shares being acquired pursuant to the exercise of the Option when the Option is being exercised in part in accordance with subparagraph 2(c) hereof.  The exercise date shall be the date such notice is received by the Company.  Such notice shall be accompanied by payment of the Exercise Price in full for each share of Common Stock being acquired pursuant to such exercise, (i) in cash or cash equivalent acceptable to the Company, or, (ii) in whole or in part, through the surrender of previously acquired shares of Common Stock, or (iii) in accordance with procedures established by the Administrator, by directing the Company to withhold shares of Common Stock.  In the case of methods (ii) and (iii), the shares surrendered or withheld shall have a Fair Market Value determined as of the day preceding the exercise date equal to the Option price for the shares being acquired.

(e)           Nontransferability.  The Option is nontransferable except by will or by the laws of descent and distribution.  During Participant’s lifetime, the Option may be exercised only by Participant.

3.           Exercise Following Termination of Employment With Cause.  In the event Participant’s employment with the Company or a Company subsidiary, as applicable, is terminated for Cause (as defined herein), Participant’s right to exercise this Option shall cease on the date of such termination of employment.  As used herein, the term “Cause” means termination of employment because of Participant's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation other than traffic violations or similar offenses or final cease-and-desist order or material breach of any provision of Participant’s employment agreement, if any, with the Company or a Company subsidiary, as applicable, in effect on the Award Date.  The term “Cause” shall also include termination of employment because of (A) misappropriation or other intentional material damage to the property or business of the Company or a Company subsidiary by Participant, (B) Participant's repeated absences other than for vacation or physical or mental impairment or illness, (C) Participant's admission or conviction of, or plea of nolo contendere to, any felony or any other crime referenced in Section 19 of the Federal Deposit Insurance Act that, in the reasonable judgment of the Board, adversely affects the Company’s or a Company subsidiary’s reputation or Participant's ability to carry out Participant's obligations under his employment agreement, if any, with the Company or a Company subsidiary, as applicable, in effect on the Award Date, or (D) if applicable, Participant's non-compliance with the provisions of Section 2(b) of Participant’s employment agreement with the Company or a Company subsidiary, as applicable, in effect on the Award Date, after notice of such non-compliance from the Company or a Company subsidiary, as applicable, to Participant and a reasonable opportunity for Participant to cure such non-compliance.

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4.           Exercise Following Voluntary Termination Without Good Reason.  Except as provided in paragraph 5, in the event Participant voluntary terminates his employment with the Company or a Company subsidiary, as applicable, without Good Reason (as hereinafter defined) prior to the Expiration Date, Participant’s rights to exercise this Option shall cease 90 days following the date of Participant’s termination of employment, and the Option shall expire on such date.  As used herein, the term “Good Reason” shall mean as defined by Treasury Regulation § 1.409A-1(n)(2)(ii); provided, however, it shall not constitute Good Reason for Participant to terminate his employment with the Company or a Company subsidiary, as applicable, if he is required to change the geographic location at which he is required to perform his services to a location at which the Company or a Company subsidiary, as applicable, decides to relocate its headquarters which is less than 50 miles from its present headquarters location.

5.           Exercise Following Involuntary Termination of Employment Without Cause or Voluntary Termination of Employment With Good Reason.  In the event Participant’s employment with the Company or a Company subsidiary is terminated by the Company or a Company subsidiary, as applicable, without Cause, or by Participant for Good Reason, Participant’s rights to exercise this Option shall expire on the Expiration Date.

6.           Exercise in the Event of Death or Disability.  In the event that prior to the Expiration Date the Participant dies or becomes permanently and totally disabled (as defined in Code Section 22(e)(3)) while employed by the Company or a Company subsidiary, the Option shall be exercisable with respect to the number of shares of Common Stock for which Participant could have exercised this Option on the date of his death or disability.  In the event of death, the Option may be exercised by Participant’s estate, or the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution.  The Option shall continue to be exercisable for (i) the one-year period beginning on the date the Participant dies or ceases to perform services for the Company due to permanent and total disability, as the case may be, or (ii) the remainder of the period preceding an Expiration Date set forth in Section 2(b), whichever is shorter.

7.           Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof or the Plan may entitle Participant to a fractional share, such fraction shall be disregarded.

8.           No Right to Continued Employment.  This Agreement does not confer upon Participant any right with respect to continued employment by the Company, nor shall it interfere in any way with the right of the Company to terminate Participant’s employment at any time.

9.           Change in Capital Structure.  In accordance with the terms of the Plan, the number of shares of Common Stock covered by the Option, and the price per share thereof, shall be adjusted as the Committee determines is equitably required in the

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event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.  Any such adjustment of an outstanding Option must satisfy the requirements of Treasury Regulation Section 1.424-1 and Code Section 409A.

10.           Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Virginia.

11.           Conflicts.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

12.           Participant Bound by Plan.  Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

13.           Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf, and the Participant has affixed his signature hereto.

HAMPTON ROADS BANKSHARES, INC

By:
Name:
Title:

PARTICIPANT